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                                                                 Exhibit 10.10.2

                       AMENDMENT TO SEVERANCE AGREEMENT

     This Amendment to Severance Agreement (this "Amendment") is entered into by and between Sterling Commerce, Inc., a Delaware corporation (the "Company"), and ______________________ (the "Executive").

     A. The Company and the Executive entered into a Severance Agreement, dated as of __________________ (the "Agreement").

     B. For good and valuable consideration, receipt of which is hereby acknowledged, the Company and the Executive desire to amend the Agreement as set forth below.

     NOW, THEREFORE, the Company and the Executive agree as follows:

     1. Sections 4(a) and 4(b) of the Agreement are hereby deleted in their entirety and replaced with the following:

     (a) an amount equal to ______ hundred percent of Executive's annual salary; which annual salary shall be based upon the annual rate in effect immediately prior to the Notice Date; and

     (b) an amount equal to the product of ______ times 100% of the Plan Bonus Amount (as hereinafter defined) in effect immediately prior to the Notice Date.

     As used herein, the term "Plan Bonus Amount" means the aggregate amount (calculated to avoid duplication, on an annualized basis and with respect only to the fiscal year of Sterling Commerce in which the Notice Date occurs) of the budgeted or otherwise authorized or contemplated bonus, incentive or other cash compensation, in addition to (but not including) the Executive's base salary, to be paid to the Executive under any bonus, incentive compensation, performance, discretionary pay or similar agreement, policy, plan, program or arrangement (whether or not funded) of Sterling Commerce upon attainment of the objective(s) or 100% of the plan or target amount specified in such agreement, policy, plan, program or arrangement, whether or not attained at the time of termination.

     2. In all other respects, the terms of the Agreement will remain in full force and effect.


     This Amendment is effective as of September 1, 1999.

                                    STERLING COMMERCE, INC.


                                    By:
                                       --------------------------------------
                                       Albert K. Hoover
                                       Senior Vice President and General Counsel


                                    EXECUTIVE


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